Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER AND PROVIDES AN UPDATE ON THE IMPACT OF COVID-19 PANDEMIC
BANNOCKBURN, IL., May 7, 2020 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the first quarter ended March 31, 2020.
Given the merger between HC Group Holdings II, Inc. (“Option Care”) and BioScrip, Inc. (“BioScrip”) to form Option Care Health on August 6, 2019, comparisons to historical periods are relative to legacy Option Care only and incorporate BioScrip results from August 6, 2019 prospectively. Further, as reported on February 3, 2020, the Company recently completed a reverse 1-for-4 stock split and, as a result, all per share data below is reported incorporating the effect of the reverse stock split as if it was effective for all periods reported.
First Quarter 2020 Financial Highlights

•	Net revenue of $705.4 million, up 48.0% compared to $476.5 million in the first quarter of 2019

•	Gross profit of $158.0 million, or 22.4% of net revenue, up 60.9% compared to $98.2 million, or 20.6% of revenue, in the first quarter of 2019

•	Net loss of $19.9 million, or $0.11 per share, compared to net loss of $3.7 million, or $0.03 per share, in the first quarter of 2019

•	Adjusted EBITDA of $40.2 million, up 107.6% compared to $19.4 million in the first quarter of 2019

•	Cash flow from operations of $18.4 million, up 102.7% compared to $9.1 million in the first quarter of 2019

•	Cash balances of $77.2 million at the end of the first quarter and no outstanding borrowings on the Company’s $150.0 million revolver
John C. Rademacher, Chief Executive Officer, commented, “We are very pleased with the strong financial results generated in the first quarter, including robust revenue growth and solid cash flow generation. More importantly, as the COVID-19 pandemic arose in the latter part of the first quarter, I could not be prouder of how the team of more than 5,000 professionals that comprises Option Care Heath continue to rise to the challenge to combat the coronavirus. We continue to focus on delivering extraordinary care despite the dynamic situation and believe transitioning care to the home or one of our dedicated infusion suites is part of the solution.”

Update on the Impact of the COVID-19 Pandemic
In March, at the onset of the pandemic, the Company established a centralized command center to focus on a coordinated and collaborative rapid response. Option Care Health has focused on four primary priorities: (i) ensuring the safety and wellbeing of our employees, (ii) maintaining the continuity of care for our patients, (iii) collaborating with referral sources to support the transition of their patients and alleviate the stress on the healthcare system and (iv) maintaining financial stability and liquidity for the enterprise. Overall, the Option Care Health team has executed well across all four key priorities.
Based on the significant technology and infrastructure investments over the past five years, the Company quickly and efficiently enabled and supported a virtual and remote workforce for all key functions outside of our compounding pharmacies and has maintained overall business continuity. The Company has sought to aggressively procure necessary personal protective equipment and medical supplies to ensure the safety of our clinicians and adequate inventory levels. To date, the Company has maintained adequate levels of critical supplies.
With a network of more than 100 compounding facilities and approximately 2,900 clinicians, Option Care Health has worked tirelessly to ensure continuity of care for the thousands of patients who entrust the Company with their care for life-saving and life-sustaining therapies. Through its comprehensive clinical protocols and national scale, the Company has diligently worked with health systems to transition patients from hospital and acute care settings to alternative sites for delivery of care while concurrently partnering with payers to ensure streamlined authorization and onboarding processes for new patients.
Building upon the cash generation momentum from 2019, the Company has aggressively taken steps to optimize cash flow and preservation. To date, the Company has experienced no material deceleration in cash collections and collaboration with payers continues to be productive. Despite higher expenditures for certain critical medical supplies and drugs, cash flow generation continues to be robust. Based on the continued strong cash balances, the Company has not drawn on its revolver to date and monitors liquidity on a daily basis. Available borrowings under the facility, reduced by outstanding letters of credit, remains approximately $140 million.
Looking forward, the pandemic is expected to impact the Company across a number of areas; however, such impacts cannot be accurately projected given the dynamic nature of the situation. Such affected areas may include, but are not limited to:

•	Variability in acute therapy patient referrals from hospitals based on changes in hospital-based procedures and treatment patterns,

•	Variability in chronic therapy patient referrals based on disruptions in the diagnosis of chronic conditions requiring infusion therapy,

•
Inefficiencies in clinical labor expenses and higher labor costs from staffing disruptions and availability, potential overtime due to inefficient clinical staffing and utilization of contract labor, and

•	Higher costs to procure, and potential unavailability of, critical personal protection equipment, pharmaceuticals and medical supplies given a constrained supply environment.
The leadership team of Option Care Health continues to focus on the four critical priorities and efforts to minimize the financial impact of the areas identified above. Additionally, as part of the Coronavirus Aid, Relief, and Economics Security Act, the Company received approximately $11.7 million from the Public Health and Social Services Emergency Fund in April. To what extent the received funds will offset negative impacts of the pandemic is yet to be determined. As a result, the Company is not in a position to maintain its previously-communicated guidance for the full year 2020. The Company will continue to monitor the situation and will provide further updates as able.
Conference Call
The conference call can be accessed by dialing (866) 360-3136 for U.S. participants, or (602) 563-8603 for international participants, and referencing conference ID 2350208; or via a live audio webcast that will be available online at https://investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 5,000 teammates, including approximately 2,900 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and employees. To learn more, please visit our website at OptionCareHealth.com.
Investor Contacts

Mike Shapiro	Bob East, Asher Dewhurst, Jordan Kohnstam
Chief Financial Officer	Westwicke
T: (312) 940-2538	T: (413) 213-0500
mike.shapiro@optioncare.com	optioncarehealth@westwicke.com
Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key payers; and (v) the spread and impact of the COVID-19 pandemic. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and restructuring, integration and other expenses. As part of restructuring, integration and other expenses, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, professional fees, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of Option Care Health’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the attachment to this earnings release.

  Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	(unaudited)
	March 31,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$77,244	$67,056
Accounts receivable, net	337,197	324,416
Inventories	139,128	115,876
Prepaid expenses and other current assets	47,703	51,306
Total current assets	601,272	558,654

NONCURRENT ASSETS:
Property and equipment, net	125,786	133,198
Intangible assets, net	377,196	385,910
Goodwill	1,427,883	1,425,542
Other noncurrent assets	80,394	86,243
Total noncurrent assets	2,011,259	2,030,893
TOTAL ASSETS	$2,612,531	$2,589,547

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$265,703	$221,060
Other current liabilities	113,320	108,944
Total current liabilities	379,023	330,004

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,276,329	1,277,246
Other noncurrent liabilities	86,686	75,470
Total noncurrent liabilities	1,363,015	1,352,716
Total liabilities	1,742,038	1,682,720

STOCKHOLDERS’ EQUITY	870,493	906,827
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,612,531	$2,589,547

Schedule 2

OPTION CARE HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2020	2019
NET REVENUE	$705,440	$476,492
COST OF REVENUE	547,411	378,298
GROSS PROFIT	158,029	98,194

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	129,280	82,787
Depreciation and amortization expense	20,101	9,969
Total operating expenses	149,381	92,756
OPERATING INCOME	8,648	5,438

OTHER INCOME (EXPENSE):
Interest expense, net	(28,087)	(11,045)
Other, net	570	473
Total other expense	(27,517)	(10,572)

LOSS BEFORE INCOME TAXES	(18,869)	(5,134)

INCOME TAX EXPENSE (BENEFIT)	1,041	(1,422)
NET LOSS	$(19,910)	$(3,712)

Net loss per share, basic and diluted	$(0.11)	$(0.03)

Schedule 3

OPTION CARE HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(19,910)	$(3,712)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization expense	21,844	10,749
Other non-cash adjustments	5,773	2,448
Changes in operating assets and liabilities:
Accounts receivable, net	(12,781)	266
Inventories	(23,252)	(6,690)
Accounts payable	42,302	(3,395)
Other	4,427	9,414
Net cash provided by operating activities	18,403	9,080

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(5,353)	(5,367)
Other investing cash flows	—	636
Net cash used in investing activities	(5,353)	(4,731)

CASH FLOWS FROM FINANCING ACTIVITIES:
Other financing cash flows	(2,862)	(3,038)
Net cash used in financing activities	(2,862)	(3,038)
NET INCREASE IN CASH AND CASH EQUIVALENTS	10,188	1,311
Cash and cash equivalents - beginning of the period	67,056	36,391
CASH AND CASH EQUIVALENTS - END OF PERIOD	$77,244	$37,702

Schedule 4
OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended March 31,
	2020	2019
Consolidated net loss	$(19,910)	$(3,712)
Interest expense, net	28,087	11,045
Income tax expense (benefit)	1,041	(1,422)
Depreciation and amortization expense	21,844	10,749
Consolidated EBITDA	31,062	16,660

EBITDA adjustments
Accounting principle changes and non-cash charges	—	1,535
Stock-based incentive compensation	757	584
Restructuring, acquisition, integration and other	8,360	577
Consolidated adjusted EBITDA	$40,179	$19,356